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                                                                      Exhibit 21

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

        EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 30, 1999

         The following is a list of significant subsidiaries of Advanced Lighting Technologies, Inc., all of which are organized under the laws of the State of Ohio, except where indicated:

         ADLT Realty Corp. I, Inc.
         Advanced Lighting, Inc.
         Advanced Lighting Technologies Australia, Inc.
         APL Engineered Materials, Inc.
         Deposition Sciences, Inc.
         H&F Management, Inc.
         HID Recycling, Inc.
         Lighting Resources International, Inc.
         Lighting Systems Leasing, Inc.
         Metal Halide Controls, Inc.
         Metal Halide Technologies, Inc.
         Microsun Technologies, Inc.
         Specialty Discharge Lighting, Inc.
         Venture Lighting International, Inc.

         Advanced Lighting Systems, Inc.
                  (organized under the laws of the State of Arizona)
         Advanced Lighting Technologies Canada, Inc.
                  (organized under the laws of Ontario, Canada)
         Advanced Lighting Technologies Europe Limited
                  (organized under the laws of the United Kingdom)
         Advanced Lighting Technologies FSC
                  (organized under the laws of Barbados)
         Advanced Lighting Technologies (NZ) Ltd.
                  (organized under the laws of New Zealand)
         Ballastronix (Delaware), Inc.
                  (organized under the laws of the State of Delaware)
         Canadian Lighting Systems Holding, Incorporated
                  (organized under the laws of Nova Scotia, Canada)
         Kramer Lighting, Inc.
                  (organized under the laws of the Commonwealth of Massachusetts)
         Pacific Lighting, Inc.
                  (organized under the laws of the British Virgin Islands)
         Parry Power Systems Limited
                  (organized under the laws of the United Kingdom)
         Ruud Lighting, Inc.
                  (organized under the laws of the State of Wisconsin)
         Venture Lighting Europe Limited
                  (organized under the laws of the United Kingdom)
         Venture Lighting Power Systems, North America, Inc. f/k/a Ballastronix
                  Incorporated (organized under the laws of Nova Scotia, Canada)